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                                                                    EXHIBIT 99.j

                            CONSENT OF ERNST & YOUNG


We consent to the references to our firm under the captions "Counsel and Auditors" and "Financial Statement" and to the incorporation by reference of our reports dated December 18, 2002 for the ABN AMRO Funds in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the ABN AMRO Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 49 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-68666) and in this Amendment No. 51 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Chicago, Illinois
June 26, 2003